                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2005-1 OWNER TRUST
                          Distribution Date Statement
                   for Collection Period ended March 31, 2005
                    for Distribution Date of April 18, 2005

COLLECTIONS                                                                                                             DOLLARS
Payments received                                                                                                    60,639,877.65
      Plus / (Less) :
               Net Servicer Advances                                                                                    (26,080.00)
               Investment Earnings on funds in the Collection Account                                                   127,750.16
                                                                                                                     -------------
Net Collections                                                                                                      60,741,547.81
      Plus / (Less) :
               Funds in Spread Account                                                                                8,019,590.78

                                                                                                                     -------------
Total Available Funds                                                                                                68,761,138.59
                                                                                                                     =============

DISTRIBUTIONS

      Servicing Fee                                                                              1,611,511.00
      Trustee and Other Fees                                                                        15,024.14
                                                                                                 ------------


Total Fee Distribution                                                                                                1,626,535.14

      Note Interest Distribution Amount - Class A-1                                513,923.43
      Note Interest Distribution Amount - Class A-2                                996,875.00
      Note Interest Distribution Amount - Class A-3                              1,525,750.00
      Note Interest Distribution Amount - Class A-4                                722,400.00
                                                                                -------------
                                                                                 3,758,948.43

      Note Principal Distribution Amount - Class A-1                            54,807,688.36
      Note Principal Distribution Amount - Class A-2                                     0.00
      Note Principal Distribution Amount - Class A-3                                     0.00
      Note Principal Distribution Amount - Class A-4                                     0.00
                                                                                54,807,688.36
                                                                                -------------
Total Class A Interest and Principal Distribution                                                                    58,566,636.79

      Note Interest Distribution Amount - Class B-1                                187,000.00
      Note Principal Distribution Amount - Class B-1                                     0.00
                                                                                -------------

Total Class B Interest and Principal Distribution                                                                       187,000.00

      Note Interest Distribution Amount - Class C-1                                203,733.33
      Note Principal Distribution Amount - Class C-1                                     0.00
                                                                                -------------

Total Class C Interest and Principal Distribution                                                                       203,733.33

      Note Interest Distribution Amount - Class D-1                                177,233.33
      Note Principal Distribution Amount - Class D-1                                     0.00
                                                                                -------------

Total Class D Interest and Principal Distribution                                                                       177,233.33

      Spread Account Deposit                                                                                          8,000,000.00
                                                                                                                     -------------

Total Distributions                                                                                                  68,761,138.59
                                                                                                                     =============

                        WFS FINANCIAL 2005-1 OWNER TRUST
                           Distribution Date Statement
                   for Collection Period ended March 31, 2005
                     for Distribution Date of April 18, 2005

PORTFOLIO DATA:
                                                                # of loans
      Beginning Aggregate Principal Balance                                95,691                     1,547,050,277.10

          Less: Principal Payments                                                 (25,581,831.38)
                Full Prepayments                                           (1,873) (23,822,703.73)
                Partial Prepayments                                             -               -
                Liquidations                                                 (146)  (2,172,178.57)
                                                                                   --------------
                                                                                                        (51,576,713.68)
                                                                                                      ----------------
      Ending Aggregate Principal Balance                                   93,672                     1,495,473,563.42
                                                                                                      ================

Ending Outstanding Principal Balance of Notes                                                         1,440,433,716.56
Overcollateralization Amount                                                                             55,039,846.86
Overcollateralization Level                                                                                       3.68%

OTHER RELATED INFORMATION:

Spread Account:

      Beginning Balance                                                              8,000,000.00
            Investment earnings on funds in spread account                              19,590.78
            Less: Funds included in Total Available Funds                           (8,019,590.78)
            Deposits                                                                 8,000,000.00
            Reductions                                                                          -
                                                                                   --------------
      Ending Balance                                                                                      8,000,000.00

      Beginning Initial Deposit                                                      8,000,000.00
            Repayments                                                                          -
                                                                                   --------------
      Ending Initial Deposit                                                                              8,000,000.00

Servicer Advances:
      Beginning Unreimbursed Advances                                                1,045,616.76
      Net Advances                                                                     (26,080.00)
                                                                                   --------------
                                                                                                          1,019,536.76

Net Charge-Off Data:
      Charge-Offs                                                                      477,579.26
      Recoveries                                                                      (122,846.04)
                                                                                   --------------
      Net Charge-Offs                                                                                       354,733.22

Delinquencies ( P&I):                                           # of loans
      30-59 Days                                                              674    7,688,146.69
      60-89 Days                                                              152    1,896,290.26
      90-119 Days                                                               9       76,220.93
      120 days and over                                                         -               -

Repossessions                                                                  18      159,773.73

Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
  or 9.01 of the Sale and Servicing Agreement)                                  -                                    -

Cumulative Charge-Off Percentage                                                                                  0.02%

WAC                                                                                                            11.2776%
WAM                                                                                                             61.208

                        WFS FINANCIAL 2005-1 OWNER TRUST
                           Distribution Date Statement
                   for Collection Period ended March 31, 2005
                     for Distribution Date of April 18, 2005

                                            BEGINNING                             REMAINING             TOTAL
                      ORIGINAL             OUTSTANDING          PRINCIPAL        OUTSTANDING          PRINCIPAL
                     PRINCIPAL              PRINCIPAL          DISTRIBUTION       PRINCIPAL         AND INTEREST
CLASSES               BALANCE                BALANCE              AMOUNT           BALANCE           DISTRIBUTION
-------          ----------------       ----------------      -------------     --------------      -------------
   A-1             267,000,000.00         210,241,404.92      54,807,688.36     155,433,716.56      55,321,611.79

   A-2             375,000,000.00         375,000,000.00               0.00     375,000,000.00         996,875.00

   A-3             510,000,000.00         510,000,000.00               0.00     510,000,000.00       1,525,750.00

   A-4             224,000,000.00         224,000,000.00               0.00     224,000,000.00         722,400.00

   B-1              60,000,000.00          60,000,000.00               0.00      60,000,000.00         187,000.00

   C-1              64,000,000.00          64,000,000.00               0.00      64,000,000.00         203,733.33

   D-1              52,000,000.00          52,000,000.00               0.00      52,000,000.00         177,233.33

                 ================       ================      =============   ================      =============
TOTAL            1,552,000,000.00       1,495,241,404.92      54,807,688.36   1,440,433,716.56      59,134,603.45
                 ================       ================      =============   ================      =============

                                     NOTE MONTHLY                                    TOTAL
                                       INTEREST                   PRIOR             INTEREST          INTEREST        CURRENT
  NOTE           INTEREST            DISTRIBUTABLE               INTEREST         DISTRIBUTABLE     DISTRIBUTION      INTEREST
CLASSES            RATE                 AMOUNT                  CARRYOVER            AMOUNT            AMOUNT        CARRYOVER
-------          --------            -------------              ---------         -------------     ------------     ---------
   A-1          2.75000%              513,923.43                   0.00              513,923.43       513,923.43         0.00

   A-2          3.19000%              996,875.00                   0.00              996,875.00       996,875.00         0.00

   A-3          3.59000%            1,525,750.00                   0.00            1,525,750.00     1,525,750.00         0.00

   A-4          3.87000%              722,400.00                   0.00              722,400.00       722,400.00         0.00

   B-1          3.74000%              187,000.00                   0.00              187,000.00       187,000.00         0.00

   C-1          3.82000%              203,733.33                   0.00              203,733.33       203,733.33         0.00

   D-1          4.09000%              177,233.33                   0.00              177,233.33       177,233.33         0.00

                                    ============                   ====            ============     ============         ====
TOTAL                               4,326,915.09                   0.00            4,326,915.09     4,326,915.09         0.00
                                    ============                   ====            ============     ============         ====

                        WFS FINANCIAL 2005-1 OWNER TRUST
                             Officer's Certificate
                   for Collection Period ended March 31, 2005
                     for Distribution Date of April 18, 2005

Detailed Reporting

   See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of March 31, 2005 and were performed in conformity with the Sale and Servicing Agreement dated January 01, 2005.

                                 _______________________________________________
                                 Lori Bice
                                 Assistant Vice President
                                 Director Technical Accounting

                                 _______________________________________________
                                 Susan Tyner
                                 Vice President
                                 Assistant Controller